UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013 (October 31, 2013)

GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA 30319

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (404) 504-9828

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 1, 2013, Gray Television, Inc. (the “Company”) issued a press release announcing that it and Excalibur Broadcasting, LLC (“Excalibur”) had consummated the previously announced acquisition of KJCT(TV) and associated low power stations (collectively, “KJCT”) in the Grand Junction, Colorado, market. In connection with the consummation of Excalibur’s acquisition of KJCT, Gray has guaranteed approximately $3.0 million of Excalibur’s debt.

A copy of the press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 4, 2013, Gray issued a press release announcing that it had entered into an agreement to acquire Yellowstone Television, LLC (“Yellowstone”). Yellowstone owns four television stations in the Laredo, Texas, Cheyenne, Wyoming – Scottsbluff, Nebraska and Casper, Wyoming markets.

A copy of the press release announcing this transaction is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press release dated November 1, 2013

99.2	Press release dated November 4, 2013
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: November 5, 2013	By:	/s/ James C. Ryan
James C. Ryan Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated November 1, 2013

99.2	Press release dated November 4, 2013